                         Exhibit 99.2

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                        ----------------

                           FORM 11-K


                         ANNUAL REPORT
               PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


/x/ ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the fiscal year ended: December 31, 1996


/ / TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the transition period from _____ to _____


     Commission file number: 1-4850


          A. Full title of plan and the address of the plan, if different from that of the issuer named below: CSC Outsourcing, Inc. Hourly Savings Plan

          B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                       2100 East Grand Avenue
                    El Segundo, California 90245

                           TABLE OF CONTENTS

Description                                                       Page
-----------                                                       ----

(a) Financial Statements:

    Independent Auditors' Report..................................  3

    Statements of Net Assets Available for Benefits
    As of December 31, 1996 and 1995..............................  4

    Statements of Changes in Net Assets Available for Benefits
    For the Years Ended December 31, 1996 and 1995................  5

    Notes to Financial Statements.................................  6

(b) Exhibit:

    Independent Auditors' Consent.................................  E-1

(c) Supplemental Schedules:

    Schedule of Assets Held for Investment Purposes...............  S-1

    Schedule of Reportable Transactions...........................  S-2

INDEPENDENT AUDITORS' REPORT


Employee Retirement Plan Committee
Computer Sciences Corporation
El Segundo, California

We have audited the accompanying statements of net assets available for benefits of the Computer Sciences Corporation Outsourcing, Inc. Hourly Savings Plan (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in Section C of the table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/Deloitte & Touche LLP

May 30, 1997

                      COMPUTER SCIENCES CORPORATION
                   OUTSOURCING INC. HOURLY SAVINGS PLAN

                         STATEMENTS OF NET ASSETS
                         AVAILABLE  FOR BENEFITS


                                                               DECEMBER 31
                                                         ----------------------
                                                            1996         1995
                                                       -----------   ----------
ASSETS
 Investments (Notes 2, 5, 8 and 9)
  Short-term                                           $    4,359    $    8,135
  Long-term--at fair value
    Interest in registered investment companies
     Mellon Capital Government Fund                       986,754       993,410
     Brinson U.S. Equity Fund                           1,304,881     1,048,069
    CSC common stock                                      427,707       340,923
    Interest in Master Trust                              120,628       131,597
    Guaranteed investment contracts--at contract value  2,428,333     2,257,557
                                                       -----------   ----------
 Total investments                                      5,272,662     4,779,691

 Receivables:
  Participants' Contributions                               5,498         7,916
  Accrued income                                               20           119
  Other                                                                  10,371
                                                       -----------   ----------
 Total receivables                                          5,518        18,406
                                                       -----------   ----------
  Total assets                                          5,278,180     4,798,097
                                                       -----------   ----------

LIABILITIES
 Accrued expenses                                             921           875
 Forfeitures payable                                        1,165         1,488
 Other                                                        552         3,952
                                                       -----------   ----------
  Total Liabilities                                         2,638         6,315
                                                       -----------   ----------
NET ASSETS AVAILABLE FOR BENEFITS                    $  5,275,542    $4,791,782
                                                       -----------   ----------
                                                       -----------   ----------

                             COMPUTER SCIENCES CORPORATION
                          OUTSOURCING INC. HOURLY SAVINGS PLAN

                          STATEMENTS OF CHANGES IN NET ASSETS
                               AVAILABLE FOR BENEFITS


                                                         FOR THE YEARS ENDED
                                                             DECEMBER 31
                                                      --------------------------
                                                          1996          1995
                                                      -------------  -----------

ADDITIONS
  Investment Income:
  Net appreciation in fair value of investments       $  237,527     $  413,589
  Interest                                               172,628        189,243
  Dividends                                               92,518        111,139
  Plan interest in Master Trust investment income          7,543          4,359
                                                      -------------  -----------
                                                         510,216        718,330
  Investment Management Fees                              (3,639)        (3,581)
                                                      -------------  -----------
                                                         506,577        714,749
 Contributions:
  Employee                                                176,912       235,970
  Employer                                                 80,725       106,302
                                                      -------------  -----------
                                                          257,637       342,272
                                                      -------------  -----------
   Total Additions                                        764,214     1,057,021
                                                      -------------  -----------
DEDUCTIONS
 Distributions to Participants (Notes 1 and 7)            280,454     1,235,284
                                                      -------------  -----------
   Total Deductions                                       280,454     1,235,284
                                                      -------------  -----------
    Net Increase (Decrease)                               483,760      (178,263)


Net assets available for benefits at beginning of year  4,791,782     4,970,045
                                                      -------------  -----------
NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR     $  5,275,542  $  4,791,782
                                                      -------------  -----------
                                                      -------------  -----------

                           COMPUTER SCIENCES CORPORATION
                        OUTSOURCING, INC. HOURLY SAVINGS PLAN

                           NOTES TO FINANCIAL STATEMENTS
                      FOR THE TWO YEARS ENDED DECEMBER 31, 1996


Note 1     DESCRIPTION OF THE PLAN

The following brief description of the Computer Sciences Corporation Outsourcing Inc. Hourly Savings Plan (the "Plan"), formerly the TMD Hourly Savings Plan, of Computer Sciences Corporation (the "Company") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

The Plan became effective May 2, 1992, as a result of the Company acquiring the Data Systems Division of General Dynamics Corporation. The Plan is administered by a committee consisting of four officers who are appointed by the Board of Directors of the Company and serve without compensation, being reimbursed by the Company for all expenditures incurred in the discharge of their duties as members of the committee. The committee has the power to interpret, construe and administer the Plan and to decide any dispute which may arise under the Plan. The Trustee, The Bank of New York, administers the Plan pursuant to a Trust Agreement entered into with the Company. Certain administrative expenses (including Trustee fees) incurred for services rendered to the Plan are paid by the Company.

The Plan is a voluntary, contributory, defined contribution plan and is intended to satisfy the requirements of Section 401(a) and 401(k) of the Internal Revenue Code (the "Code"). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue contributions and to terminate the Plan subject to the provisions of ERISA. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.


ELIGIBILITY AND PARTICIPATION

Employees are eligible to participate on specified enrollment dates if they satisfy the Plan's service requirements, are an hourly paid employee of Computer Sciences Corporation Outsourcing Inc. and are a member of a collective bargaining unit for which participation in this Plan has been provided by negotiated agreement. A rehired eligible employee may receive service credit for his or her previous employment and is eligible to rejoin the Plan on the next enrollment date.

There were approximately 120 participating employees at December 31, 1996.

                             COMPUTER SCIENCES CORPORATION
                          OUTSOURCING INC. HOURLY SAVINGS PLAN

                             NOTES TO FINANCIAL STATEMENTS
                       FOR THE TWO YEARS ENDED DECEMBER 31, 1996


EMPLOYEE AND COMPANY CONTRIBUTIONS

A participant may authorize before-tax and after-tax contributions to the Plan subject to a maximum level of contributions (a certain percentage of base earnings), as specified by the bargaining agreement covering the employee. Depending on the investment election option the participant elects, the Company will contribute, and forward to the Trust fund $0.50 for each $1.00 of the employee matched contribution together with the participant's before-tax and after-tax contribution.

Participants in certain bargaining units who direct 100 percent of their contributions to the Plan's stock fund will receive a monthly matching contribution of $1.00 for each $1.00 of employee matched contributions. Participants under certain bargaining units may contribute additional unmatched contributions at various percentages of base earnings to a maximum specified by the union agreement covering the employee but only if a participant contributes the maximum matched percentage for which he or she is eligible. The employees' base earnings deferred and contributed to the Trust fund cannot exceed $9,500 for calendar year 1996, the maximum allowable under the Code. Annual after-tax contributions to the Plan (including employee and Company matching contributions) are limited to $30,000 for each participant. Any compensation deferral in excess of $9,500 and any after-tax contributions with matching Company contributions in excess of $30,000, together with income allocable to those excess contributions will be returned to a participant.
Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

Participants may change their investment elections as of any enrollment date if at least a 30 day prior notice is given. However, participants under certain circumstances may be eligible to change their investment elections within a 30 day window period. Participants may transfer their existing account balances in 25 percent increments. Transfer elections are effective on the first quarterly enrollment date following receipt of a 30 day prior notice from the participant.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the Trust Fund in the same fund as the participant contributions.

The Plan does not permit employees to rollover a qualified distribution from another Plan.

                             COMPUTER SCIENCES CORPORATION
                          OUTSOURCING INC. HOURLY SAVINGS PLAN

                             NOTES TO FINANCIAL STATEMENTS
                       FOR THE TWO YEARS ENDED DECEMBER 31, 1996


PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

VESTING OF PARTICIPANTS' INTERESTS/FORFEITURES

Participants are 100 percent vested at all times in their before-tax and after-tax contribution accounts. Company matching contributions and investment earnings thereon vest according to a five-year cliff vesting schedule as shown in the following table:

    Number of Full Years of Service    Vested Interest in Matching Contribution
    -------------------------------    ----------------------------------------
               1  ...................................   0%
               2  ...................................   0%
               3  .................... ..............   0%
               4 ....................................   0%
               5 or more ............................ 100%

The vesting schedule is overridden under extraordinary circumstances as specified in the Plan document, in which the participant (or beneficiary(ies)) immediately becomes fully vested in all employer contributions and earnings, regardless of his or her number of years of service.

Any nonvested balances will be immediately forfeited from the participant's account at termination.

DISTRIBUTABLE AMOUNTS, WITHDRAWALS AND REFUNDS

The entire balance in all accounts is distributed to participants who retire, die, become disabled, are laid-off for four consecutive weeks, are discharged without fault, or who involuntarily enter military service. Participants who terminate for other reasons receive their vested balances. Nonvested balances are forfeited immediately. The amounts distributed during 1996 and 1995 totaled $280,454 and $1,235,284, respectively.

                             COMPUTER SCIENCES CORPORATION
                          OUTSOURCING INC. HOURLY SAVINGS PLAN

                             NOTES TO FINANCIAL STATEMENTS
                       FOR THE TWO YEARS ENDED DECEMBER 31, 1996


While still an employee, a participant may make an in-service withdrawal of all or a portion of his or her after-tax contributions, subject to frequency of withdrawal penalties, as well as vested Company matching contributions, plus the earnings on those amounts. Upon at least a 30 day written notice to the Committee, a participant may make a hardship withdrawal of his or her before-tax and after-tax contributions, as well as vested Company matching contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. Both types of withdrawals are subject to certain restrictions as described in the Plan document. No hardship withdrawals were made in 1996 and 1995.

Note 2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with generally accepted accounting principles. The following is a summary of the significant policies.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

ASSETS OF THE PLAN

The assets of the Plan are held in a trust with four sub-accounts. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the trust.

SECURITY TRANSACTIONS

Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

In general, participants in the Stock Fund receive distributions in certificates for shares of the common stock of the Company.

                             COMPUTER SCIENCES CORPORATION
                          OUTSOURCING INC. HOURLY SAVINGS PLAN

                             NOTES TO FINANCIAL STATEMENTS
                       FOR THE TWO YEARS ENDED DECEMBER 31, 1996


VALUATION OF INVESTMENT SECURITIES

Investments in common stocks and mutual funds are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the plan year or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in short-term securities are stated at cost which approximates fair value.

VALUATION OF GUARANTEED INVESTMENT CONTRACTS

The Plan holds guaranteed investment contracts, which are considered to be fully benefit responsive as access to the funds of these contracts is not restricted. The guaranteed investment contracts are valued at contract value in accordance with SOP 94-4. Contract value represents contributions made by participants, plus interest at the contract rates, less withdrawals or transfers by participants.

Based on treasury yield curves for similar type investments, the fair value of guaranteed investment contracts at December 31, 1996 and 1995, was approximately $2,480,000 and $2,360,000, respectively. The average yield and crediting interest rates were approximately at 7.62% and 7.60% for 1996 and 1995, respectively. The crediting interest rate is based on an agreed-upon formula with the issuer, but cannot be less than zero.

PAYMENT OF BENEFITS

Benefits are recorded when paid.

Note 3     INCOME TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated June 1, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).

The Committee believes that the Plan is designed and operated to qualify under
Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. Since the requirements of
Section 401(k) of the Code are satisfied, the following tax consequences result:

                             COMPUTER SCIENCES CORPORATION
                          OUTSOURCING INC. HOURLY SAVINGS PLAN

                             NOTES TO FINANCIAL STATEMENTS
                       FOR THE TWO YEARS ENDED DECEMBER 31, 1996


(i) A participant is not subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant is able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $9,500 and $9,240 for 1996 and 1995 taxable years of the participant, respectively.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally is subject to federal income taxation, except that: (1) tax on "net unrealized appreciation" on any Company stock distributed as a part of a "lump sum distribution" generally would be deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

Note 4 RECONCILIATION OF FINANCIAL STATEMENT TO FORM 5500

                                                           December 31,
                                                       1996           1995
                                                  --------------  --------------

Net assets available for benefits per
 the financial statements                          $  5,275,542    $  4,791,782
Amounts allocated to withdrawing participants           (19,591)        (32,278)
                                                  --------------  --------------
Net assets available for benefits per Form 5500       5,255,951    $  4,759,504
                                                  --------------  --------------
                                                  --------------  --------------

                             COMPUTER SCIENCES CORPORATION
                          OUTSOURCING INC. HOURLY SAVINGS PLAN

                             NOTES TO FINANCIAL STATEMENTS
                       FOR THE TWO YEARS ENDED DECEMBER 31, 1996


The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                 Year Ended
                                                              December 31, 1996
                                                              -----------------

Benefits paid to participants per the financial statements      $  280,454
Add: Amounts allocated to withdrawing participants at
 December 31, 1996                                                  19,591
Less: Amounts allocated to withdrawing participants at
  December 31, 1995                                                (32,278)
                                                              -----------------
Benefits paid to participants per the Form 5500                 $  267,767
                                                              -----------------
                                                              -----------------


Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1996 but not yet paid as of that date.

Note 5     INVESTMENT FUNDS

Participant contributions - Subject to rules the bargaining units have adopted, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions and after-tax contributions in percentages determined by the bargaining units.

THE FIXED INCOME FUND

The fund is invested in contracts with insurance companies and other financial institutions. These institutions agree to repay principal with interest at a fixed rate of return for the life of each contract. This is a commitment by the insurance company or the financial institution to make agreed upon payments and that agreement is not secured, insured or guaranteed by the Company or any other third party.

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING, INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1996


The remainder of the fund (including the proceeds from maturing insurance contracts, newly invested money and interest from insurance contracts) is in the Master Trust which was established for the investment of assets of the Plan and several other Company sponsored benefit plans. The Master Trust is an actively managed, short-term (1-3 years) U.S. Bond Fund managed by Payden & Rygel. Each participating plan has an undivided interest in the Master Trust. The assets of the Master Trust are held by the Trustee. At December 31, 1996 and 1995, the Plan's interest in the net assets of the Master Trust was approximately 0.12% and 0.21%, respectively. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

The following table represents the fair value of investments for the Master
Trust.


                                                                      December 31,
                                                                1996                1995
                                                           --------------      --------------
Investments at fair value:
  Corporate bonds                                          $   20,904,676      $   15,709,394
  U.S. government securities                                   56,633,626          44,628,463
  Other bonds                                                   2,112,040           2,085,848
  Short-term investments                                       21,131,915                   0
  Accrued income                                                1,061,097             648,263
                                                           --------------      --------------
                                                           $  101,843,354      $   63,071,968
                                                           --------------      --------------
                                                           --------------      --------------

Investment income for the Master Trust is as follows:


                                                                      December 31,
                                                                1996                1995
                                                           --------------      --------------
Investment income:
  Net (depreciation) appreciation in fair value
    of investments                                         $   (1,007,670)     $    2,230,357
  Corporate bonds                                               1,180,044             659,260
  U.S. government securities                                    2,485,788           2,234,361
  Other bonds                                                     139,500                   0
  Short-term investments                                          627,305             241,759
                                                           --------------      --------------
                                                                3,424,967           5,365,737
  Less investment management fees                                 (61,373)            (17,548)
                                                           --------------      --------------
                                                           $    3,363,594      $    5,348,189
                                                           --------------      --------------
                                                           --------------      --------------


GOVERNMENT BOND FUND

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING, INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1996


This fund is invested in bonds issued or guaranteed by the U.S. Government or U.S. Government agencies. The fund is managed by Mellon Capital with the objective of tracking to the Intermediate Government Bond Index.

THE ACTIVE EQUITY FUND

The fund is invested with Brinson Partners Inc. The Brinson Partners Inc. U.S. Equity Portfolio is invested in common stocks traded in the U.S. The fund's objective is to maximize total return which consists of capital appreciation and current income.

THE COMPANY STOCK FUND

Amounts allocated to this investment alternative will be used to purchase shares of Computer Sciences Corporation common stock that are held for the benefit of the participant. The performance of this investment depends upon the performance of Computer Sciences Corporation's stock. The Trustee may purchase Company stock on national securities exchanges or elsewhere.

NUMBER OF PARTICIPANTS

The approximate number of participants having account balances in each of the four separate funds at December 31, 1996 were as follows:

                Investment Fund                     Number of Participants
                ---------------                     ----------------------

     The Fixed Income Fund .............................      124
     The Government Bond Fund ..........................       67
     The Active Equity Fund ............................       84
     The Company Stock Fund ............................       54

The sum of the number of participants shown above is greater than the total number of participants in the Plan because many are participating in more than one fund.

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING, INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1996


Note 6     PARTICIPANT LOANS

The Plan has a loan provision in place which is available to participants covered by certain bargaining units. No loans were outstanding as of December 31, 1996.

Note 7     BENEFITS PAYABLE

As of December 31, 1996 and 1995, net assets available for benefits included benefits of $19,591 and $32,278, respectively, due to participants who have withdrawn from participation in the Plan.

                         COMPUTER SCIENCES CORPORATION
                     OUTSOURCING, INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1996


Note 8     INVESTMENTS 1996                             PRINCIPAL                          FAIR VALUE
                                                         AMOUNT                            OR CONTRACT
                                                        OR SHARES           COST              VALUE
                                                      -------------    --------------    --------------
FIXED INCOME FUND
  Guaranteed Investment Contracts:
    Hartford Life*                                    $   1,467,392    $    1,467,392    $    1,467,392
    Canada Life Insurance Company                            49,963            49,963            49,963
    Providian Corporation                                       285               285               285
    Pacific Mutual Life Insurance                           125,125           125,125           125,125
    Provident National Assurance*                           671,914           671,914           671,914
    Protective Life                                          39,352            39,352            39,352
    Prudential Life Insurance Company                        74,302            74,302            74,302
  Interest in Master Trust                            sh.    94,264           124,382           120,628

GOVERNMENT BOND FUND
  Mellon Capital:
    Government Bond Fund*                             sh.     8,156           990,814           986,754
    Temporary Investment Fund                         sh.        90                90                90
  BNY Short-Term Money Market Fund                    sh.     2,575             2,575             2,575

ACTIVE EQUITY FUND
  Brinson Partners Inc.:
    U.S. Equity Portfolio*                            sh.     4,423           768,825         1,304,881
    U.S. Cash Management Fund                         sh.         2                 2                 2
  BNY Short-Term Money Market Fund                    sh.     1,638             1,638             1,638

COMPANY STOCK FUND
  Computer Sciences Common Stock*                     sh.     5,208           177,468           427,707
  BNY Short-Term Money Market Fund                    sh.        54                54                54
                                                                       --------------    --------------
                                                                       $    4,494,181    $    5,272,662
                                                                       --------------    --------------
                                                                       --------------    --------------

TOTAL LONG-TERM INVESTMENTS                                            $    4,489,822    $    5,268,303
TOTAL SHORT-TERM INVESTMENTS                                                    4,359             4,359
                                                                       --------------    --------------
                                                                       $    4,494,181    $    5,272,662
                                                                       --------------    --------------
                                                                       --------------    --------------


*represents investments greater than 5% of net assets

                        COMPUTER SCIENCES CORPORATION
                    OUTSOURCING, INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  FOR THE TWO YEARS ENDED DECEMBER 31, 1996


Note 8     INVESTMENTS 1995                             PRINCIPAL                        FAIR VALUE
                                                         AMOUNT                          OR CONTRACT
                                                        OR SHARES          COST             VALUE
                                                      -------------   --------------   ---------------

FIXED INCOME FUND
 Guaranteed Investment Contracts:
  Hartford Life*                                      $ 1,361,217      $ 1,361,217      $  1,361,217
  Canada Life Insurance Company                            48,285           48,285            48,285
  Providian Corporation                                       272              272               272
  Pacific Mutual Life Insurance                           117,103          117,103           117,103
  Provident National Assurance*                           623,190          623,190           623,190
  Protective Life                                          37,242           37,242            37,242
  Prudential Life Insurance Company                        70,248           70,248            70,248
 Interest in Master Trust                             sh. 128,093          131,987           131,597
 BNY Short-Term Money Market Fund                     sh.   3,700            3,700             3,700

GOVERNMENT BOND FUND
 Mellon Capital:
  Government Bond Fund*                               sh.   8,553          968,620           993,410
  Cash Management Fund                                sh.      23               23                23

ACTIVE EQUITY FUND
 Brinson Partners Inc.:
  U.S. Equity Portfolio*                              sh.   4,332          712,141         1,048,069
  U.S. Cash Management Fund                           sh.       2                2                 2
 BNY Short-Term Money Market Fund                     sh.   2,625            2,625             2,625

COMPANY STOCK FUND
 Computer Sciences Common Stock*                      sh.   4,853          144,613           340,923
 BNY Short-Term Money Market Fund                     sh.   1,785            1,785             1,785
                                                                       -----------       -----------
                                                                       $ 4,223,053       $ 4,779,691
                                                                       -----------       -----------
                                                                       -----------       -----------

TOTAL LONG-TERM INVESTMENTS                                            $ 4,214,918       $ 4,771,556
TOTAL SHORT-TERM INVESTMENTS                                                 8,135             8,135
                                                                       -----------       -----------
                                                                       $ 4,223,053       $ 4,779,691
                                                                       -----------       -----------
                                                                       -----------       -----------

*represents investments greater than 5% of net assets

                        COMPUTER SCIENCES CORPORATION
                    OUTSOURCING, INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  FOR THE TWO YEARS ENDED DECEMBER 31, 1996

Note 9    STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                                            DECEMBER 31, 1996
                                                   ---------------------------------------------------------------------
                                                      FIXED        GOVERNMENT       ACTIVE       COMPANY
                                                     INCOME           BOND          EQUITY        STOCK          TOTAL
                                                   ---------------------------------------------------------------------
ASSETS
 Investments
  Long-term Investments
   At fair value
    Interest in investment registered companies                    $ 986,754     $ 1,304,881                $ 2,291,635
    Interest in Master Trust                         $  120,628                                                 120,628
    Common Stock                                                                                $ 427,707       427,707
   At contract value
    Guarantee Investment Contracts                    2,428,333                                               2,428,333

  Short-term Investments                                               2,665           1,640           54         4,359
 Receivables
  Participants' Contribution                              3,045          316             356        1,781         5,498
  Accrued Income                                                           8               8            4            20
  Interfund Transfers                                      (258)         306             946         (994)            -
                                                     -------------------------------------------------------------------
  TOTAL ASSETS                                        2,551,748      990,049       1,307,831      428,552     5,278,180
LIABILITIES
 Accrued Expenses                                            39           97             785                        921
 Forfeitures Payable                                        811                                       354         1,165
 Other                                                      463          101             (57)          45           552
                                                     -------------------------------------------------------------------
  TOTAL LIABILITIES                                       1,313          198             728          399         2,638
                                                     -------------------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                   $ 2,550,435    $ 989,851     $ 1,307,103    $ 428,153   $ 5,275,542
                                                     -------------------------------------------------------------------
                                                     -------------------------------------------------------------------

                        COMPUTER SCIENCES CORPORATION
                    OUTSOURCING, INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  FOR THE TWO YEARS ENDED DECEMBER 31, 1996

Note 9    STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                                            DECEMBER 31, 1996
                                                   ---------------------------------------------------------------------
                                                      FIXED        GOVERNMENT       ACTIVE       COMPANY
                                                     INCOME           BOND          EQUITY        STOCK          TOTAL
                                                   ---------------------------------------------------------------------
ASSETS
 Investments
  Long-term Investments
   At fair value
    Interest in investment registered companies                   $ 993,410      $ 1,048,069                $ 2,041,479
    Interest in Master Trust                       $   131,597                                                  131,597
    Common Stock                                                                                $ 340,923       340,923
   At contract value
    Guarantee Investment Contracts                   2,257,557                                                2,257,557
  Short-term Investments                                 3,700           23            2,627        1,785         8,135
 Receivables
  Participants' Contribution                             4,150          826            2,095          845         7,916
  Accrued Income                                            96            6               12            5           119
  Other                                                                                            10,371        10,371
  Interfund Transfers                                   (1,564)          61              135        1,368             -
                                                     -------------------------------------------------------------------
  Total Assets                                       2,395,536      994,326        1,052,938      355,297     4,798,097
Liabilities
 Accrued Expenses                                           51          157              667                        875
 Forfeitures Payable                                     1,065                           423                      1,488
 Other                                                   2,843          551              454          104         3,952
                                                     -------------------------------------------------------------------
  TOTAL LIABILITIES                                      3,959          708            1,544          104         6,315
                                                     -------------------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                  $ 2,391,577    $ 993,618      $ 1,051,394     $ 355,193   $ 4,791,782
                                                     -------------------------------------------------------------------
                                                     -------------------------------------------------------------------

                               COMPUTER SCIENCES CORPORATION
                           OUTSOURCING, INC. HOURLY SAVINGS PLAN

                               NOTES TO FINANCIAL STATEMENTS
                         FOR THE TWO YEARS ENDED DECEMBER 31, 1996


Note 9    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND



                                                                           DECEMBER 31, 1996
                                                 -------------------------------------------------------------
                                                     FIXED     GOVERNMENT     ACTIVE       COMPANY
                                                     INCOME       BOND        EQUITY        STOCK        TOTAL
                                                 -------------------------------------------------------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income
  Net (Depreciation) Appreciation
   in Fair Value of Investments                  $    (2,500)   $ (28,215)    $ 208,203    $  60,039    $  237,527
  Interest in Master Trust Investment Income           7,543                                                 7,543
  Interest Income                                    172,227          137           193           71       172,628
  Dividend Income                                                  68,601        23,917                     92,518
  Investment Management Fees                            (185)        (455)       (2,999)                    (3,639)
                                                 -----------    ---------   -----------    ---------   -----------
                                                     177,085       40,068       229,314       60,110       506,577

 Contributions
  Employee                                            82,094       20,647        46,123       28,048       176,912
  Employer                                            37,052        9,604        21,693       12,376        80,725
  Interfund Transfers                                 (2,217)         869           892          456             -
                                                 -----------    ---------   -----------    ---------   -----------
                                                     116,929       31,120        68,708       40,880       257,637
                                                 -----------    ---------   -----------    ---------   -----------
   TOTAL ADDITIONS                                   294,014       71,188       298,022      100,990       764,214

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants                       135,156       74,955        42,313       28,030       280,454
                                                 -----------    ---------   -----------    ---------   -----------
   TOTAL DEDUCTIONS                                  135,156       74,955        42,313       28,030       280,454
                                                 -----------    ---------   -----------    ---------   -----------
    NET INCREASE                                     158,858       (3,767)      255,709       72,960       483,760

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                 2,391,577      993,618     1,051,394      355,193     4,791,782
                                                 -----------    ---------   -----------    ---------   -----------
 End of Year                                     $ 2,550,435    $ 989,851   $ 1,307,103    $ 428,153   $ 5,275,542
                                                 -----------    ---------   -----------    ---------   -----------
                                                 -----------    ---------   -----------    ---------   -----------


                               COMPUTER SCIENCES CORPORATION
                           OUTSOURCING, INC. HOURLY SAVINGS PLAN

                               NOTES TO FINANCIAL STATEMENTS
                         FOR THE TWO YEARS ENDED DECEMBER 31, 1996


Note 9    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND


                                                                          DECEMBER 31, 1995
                                                 -------------------------------------------------------------
                                                     FIXED     GOVERNMENT     ACTIVE       COMPANY
                                                     INCOME       BOND        EQUITY        STOCK       TOTAL
                                                 -------------------------------------------------------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income
  Net Appreciation in Fair Value of Investments                 $  74,509   $  242,798    $ 96,282   $  413,589
  Interest in Master Trust Investment Income        $  4,359                                              4,359
  Interest Income                                    188,419          361          316         147      189,243
  Dividend Income                                                  88,980       22,159                  111,139
  Investment Management Fees                            (133)        (996)      (2,452)                  (3,581)
                                                 -----------   ----------  -----------   ---------  -----------
                                                     192,645      162,854      262,821      96,429      714,749

 Contributions
  Employee                                           130,083       20,997       58,852      26,038      235,970
  Employer                                            58,398       12,371       24,897      10,636      106,302
  Interfund Transfers                                (18,753)       2,111       15,722         920
                                                 -----------   ----------  -----------   ---------  -----------
                                                     169,728       35,479       99,471      37,594      342,272
                                                 -----------   ----------  -----------   ---------  -----------
   Total Additions                                   362,373      198,333      362,292     134,023    1,057,021

Deductions to Net Assets Attributable to:
 Distributions to Participants                       615,029      462,996       66,677      90,582    1,235,284
                                                 -----------   ----------  -----------   ---------  -----------
   Total Deductions                                  615,029      462,996       66,677      90,582    1,235,284
                                                 -----------   ----------  -----------   ---------  -----------
    Net Increase                                    (252,656)    (264,663)     295,615      43,441     (178,263)

Net Assets Available for Benefits:
 Beginning of Year                                 2,644,233    1,258,281      755,779     311,752    4,970,045
                                                 -----------   ----------  -----------   ---------  -----------
 End of Year                                     $ 2,391,577   $  993,618  $ 1,051,394   $ 355,193  $ 4,791,782
                                                 -----------   ----------  -----------   ---------  -----------
                                                 -----------   ----------  -----------   ---------  -----------


                                  SIGNATURES


THE PLAN. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                              CSC OUTSOURCING, INC. HOURLY SAVINGS PLAN




Date: June 23, 1997               By: /s/ Leon J. Level
                                  --------------------------------------
                                  Leon J. Level
                                  Chairman,
                                  Computer Sciences Corporation
                                  Retirement Plans Committee

                           INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Computer Sciences Corporation Registration Statement No. 333-00757 on Form S-8 of our report dated May 30, 1997, appearing in this Annual Report on Form 11-K of the Computer Sciences Corporation Outsourcing Inc. Hourly Savings Plan for the year ended
December 31, 1996.




Deloitte & Touche LLP

Los Angeles, California
June 20, 1997

1996
FORM 5500 ITEM 27(a)
COMPUTER SCIENCES CORPORATION
OUTSOURCING INC. HOURLY SAVINGS PLAN
EIN 88-0276684



SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

(a) (b) Identity of issue, borrower, lessor or   (c) Description of investment, including maturity date,   (d) Cost   (e) Current
                  similar party                      rate of interest, collateral, par or maturity value                   Value
-------------------------------------------------------------------------------------------------------- ------------ ------------
    Provident Life & Accident Insurance             Guaranteed Investment Contract     7.80%  9/30/97    $    671,914 $    671,914
    The Hartford Life Insurance Company             Guaranteed Investment Contract     7.80%  6/30/98       1,467,392    1,467,392
    Providian Corporation                           Guaranteed Investment Contract     5.08% 12/31/97             285          285
    Pacific Mutual Life Insurance                   Guaranteed Investment Contract     6.85%  3/31/98         125,125      125,125
    Prudential Life Insurance Company               Guaranteed Investment Contract     5.77%  3/31/98          74,302       74,302
    Canada Life Insurance Co.                       Guaranteed Investment Contract     5.75%  3/31/98          49,963       49,963
    Protective Life Insurance Co.                   Guaranteed Investment Contract     5.66%  9/30/98          39,352       39,352
    Mellon Intermediate                             Mutual Fund  -  Government Bond
                                                    Fund                                                      990,814      986,754
    Brinson Trust Company, Inc.                     Mutual Fund  -  U.S. Equity
                                                    Portfolio                                                 768,825    1,304,881
*   Computer Sciences Corporation                   Common Stock                                              177,468      427,707
    Brinson Trust Company, Inc.                     U.S. Cash Management Fund                                       2            2
    Mellon Bank N.A.                                Mellon Bank Temporary Investment
                                                    Fund                                                           90           90
*   Bank of New York                                BNY Short-Term Money Market Fund                            4,267        4,267
                                                                                                         ------------ ------------
TOTAL ASSETS HELD FOR INVESTMENT PURPOSES                                                                $  4,369,799 $  5,152,034
                                                                                                         ------------ ------------
                                                                                                         ------------ ------------


* represents party in interest

1996
FORM 5500 ITEM 27(d)
COMPUTER SCIENCES CORPORATION
OUTSOURCING INC. HOURLY SAVINGS PLAN
EIN 88-0276684


                              SCHEDULE OF REPORTABLE TRANSACTIONS
                              SINGLE TRANSACTIONS IN EXCESS OF 5%



                                                                                                    (h) Current
                                                                                                       Value
                                                                                                     of Asset on
(a) Identity of Party Involved (b) Description of Asset (c) Purchase (d) Selling (g) Cost of Asset   Transaction    (i) Net Gain or
                                                            Price        Price                          Date             (Loss)
------------------------------ ------------------------ ------------ ----------- -----------------   -----------    -----------



None to Report



1996
FORM 5500 ITEM 27(d)
COMPUTER SCIENCES CORPORATION
OUTSOURCING INC. HOURLY SAVINGS PLAN
EIN 88-0276684


                                           SCHEDULE OF REPORTABLE TRANSACTIONS

                                    SERIES TRANSACTIONS IN THE AGGREGATE IN EXCESS OF 5%


                                                                                                    (h) Current
                                                                                                       Value
                                                                                                     of Asset on
(a) Identity of Party Involved (b) Description of Asset (c) Purchase (d) Selling (g) Cost of Asset   Transaction    (i) Net Gain or
                                                            Price        Price                          Date             (Loss)
------------------------------ ------------------------ ------------ ----------- -----------------   -----------    ---------------
Bank of New York               BNY Short-Term Money
                               Market Fund
  -  Purchases                                          $  562,587               $  562,587         $  562,587
  -  Sales                                                           $  566,430     566,430            566,430

